As filed with the Securities and Exchange Commission on March 9, 2026.

Registration No. 333-288574-01

Registration No. 333-288574-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIPER ENERGY, INC.

VIPER ENERGY PARTNERS LP

(f/k/a VIPER ENERGY PARTNERS LLC)

(Exact name of registrant as specified in its charter)

Delaware	39-2596878
Delaware	35-2486057
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 West Texas Ave., Suite 100

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teresa L. Dick

Executive Vice President, Chief Financial Officer and Assistant Secretary

500 West Texas Ave., Suite 100

Midland, Texas 79701

(432) 221-7400

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Zachary S. Podolsky

Ryan J. Lynch

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Viper Energy, Inc.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

Viper Energy Partners LP (f/k/a Viper Energy Partners LLC)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

Viper Energy, Inc.

☐

Viper Energy Partners LP (f/k/a Viper Energy Partners LLC)

☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-288574-01) is being filed by Viper Energy, Inc. (“Viper Energy”) and Viper Energy Partners LP, as successor to Viper Energy Partners LLC (collectively with Viper Energy, the “Registrants”) to terminate all offerings of securities pursuant to such Registration Statement. Accordingly, consistent with the undertakings made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offerings, the Registrants hereby also remove from registration all such securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Registrants hereby terminate the effectiveness of the Registration Statement.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, Texas, on the 9th day of March, 2026.

VIPER ENERGY, INC.

By:	/s/ Kaes Van’t Hof
Name: Kaes Van’t Hof
Title: Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 in reliance on Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, Texas, on the 9th day of March, 2026.

VIPER ENERGY PARTNERS LP (F/K/A VIPER ENERGY PARTNERS LLC)

By: Viper Energy GP LLC, its general partner

By:	/s/ Kaes Van’t Hof
Name: Kaes Van’t Hof
Title: Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 in reliance on Rule 478 under the Securities Act of 1933, as amended.